UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2025

URBAN-GRO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39933	46-5158469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1751 Panorama Point, Unit G Lafayette, Colorado	80026
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 390-3880

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.001 per share	UGRO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 27, 2025, certain subsidiaries (the “Seller Parties”) of urban-gro, Inc. (the “Company”) entered into a Stock and Asset Purchase Agreement (the “Purchase Agreement”) with 2WR Holdco, LLC (the “Buyer”). Pursuant to the Purchase Agreement, the Buyer acquired (the “Acquisition”) all of the outstanding shares of stock of 2WR of Georgia, Inc. and certain assets of other subsidiaries of the Company relating to those entities’ business of providing commercial, industrial and municipal architectural and construction administration services for projects not involving controlled environment agriculture (“CEA”), with such CEA business being retained by the Company.

The purchase price paid by the Buyer for the Acquisition consisted of $2.0 million in cash, offset by a previous deposit of $500,000 and by any assumed indebtedness.

The Purchase Agreement includes non-competition and non-solicitation restrictions applicable to the Seller Parties and customary representations and warranties and covenants of the parties. Subject to certain limitations, (i) the Seller Parties will indemnify the Buyer and its affiliates and representatives against certain losses related to, among other things, breaches of the Seller Parties’ representations, warranties or covenants, any liabilities other than those assumed by the Buyer under the Purchase Agreement, assets excluded from the Acquisition, pre-closing taxes, operation of the CEA business and pre-closing employment matters, and (ii) the Buyer will indemnify the Seller Parties and their respective affiliates and representatives against certain losses related to breaches of the Buyer’s representations, warranties or covenants, and any losses related to any asset acquired by the Buyer or any liability assumed by the Buyer under the Purchase Agreement.

The Purchase Agreement has been included as an exhibit hereto to provide investors with information regarding its terms and is not intended to provide any financial or other factual information about the Company, the Seller Parties or the Buyer. In particular, the representations, warranties and covenants contained in the Purchase Agreement (i) were made only for purposes of that agreement and as of specific dates, (ii) were made solely for the benefit of the parties to the Purchase Agreement, (iii) may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties to the Purchase Agreement rather than establishing those matters as facts, and (iv) may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously reported, on February 24, 2025, the Company received a deficiency letter from the Listing Qualifications Department of Nasdaq notifying the Company that, for the last 30 consecutive business days, the bid price for the Company’s common stock, par value $0.001 per share (the “Common Stock”) had closed at a price of below $1.00 per share, which is the minimum closing price required to maintain continued listing on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Requirement”).

On August 28, 2025, the Company received a determination letter (the “Determination”) from Nasdaq stating that Nasdaq had determined that the Company did not regain compliance with the Minimum Bid Requirement by August 25, 2025. The Determination stated that the failure to comply with the Minimum Bid Requirement during the compliance period would serve as an additional basis for delisting the Company’s securities from the Nasdaq Capital Market and would be considered by a Hearings Panel (the “Panel”), in addition to the Company’s failure to comply with (i) Nasdaq Listing Rule 5250(c)(1) due to the Company’s delay in filing its Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and its Quarterly Reports on Form 10-Q for the periods ended March 31, June 30, 2025 (the “Timely Filing Requirement”), and (ii) Nasdaq Listing Rule 5550(b)(1), which requires the Company to maintain minimum stockholders’ equity of $2.5 million (the “Stockholders’ Equity Requirement”). As previously reported, on August 18, 2025, Nasdaq notified the Company that it had determined (the “Prior Determination”) that the Company was not in compliance with the Timely Filing Requirement and the Stockholders’ Equity Requirement.

The Company has requested a hearing before the Panel, which hearing has been scheduled for October 7, 2025, and this request will stay the suspension of the Company’s Common Stock for a period of 15 days from the date of the request. In connection with this request, the Company plans to also request a stay of the suspension pending the hearing (the “Additional Stay”).

There can be no assurance that the Company will be able to regain compliance with Nasdaq Listing Rules 5550(a)(2), 5250(c)(1) and/or 5550(b)(1), or will otherwise be in compliance with other applicable Nasdaq Listing Rules, that the request for the Additional Stay will be granted, or that the Company’s appeal of the delisting determination will be successful.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On August 26, 2025, Lewis O. Wilks resigned as a member of the Board of Directors (the “Board”) of the Company. Mr. Wilks’ resignation did not result from any disagreement regarding the Company’s operations, policies or practices. Mr. Wilks has a financial interest in the Buyer and, indirectly, in the Acquisition described in Item 1.01 above.

Voluntary Salary Reduction

On August 29, 2025, Bradley J. Nattrass, the Company’s Chief Executive Officer and Chairperson of the Board, voluntarily elected to reduce his salary from an annualized base salary of $450,000 to $350,000 until at least November 30, 2025, as a cost saving measure. Other members of the Company’s leadership team have made similar voluntary reductions.

Cautionary Statement Regarding Forward-Looking Statements

The information in this Current Report on Form 8-K contains certain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “aim,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result” and similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Many factors could cause actual future events to differ materially from the forward-looking statements in this Current Report on Form 8-K, including but not limited to, the Company’s ability to return to and maintain compliance with Nasdaq continued listing standards; and those factors discussed in the Company’s other filings with the SEC. You should carefully consider the foregoing factors and the other risks and uncertainties that will be described in the “Risk Factors” section of the documents to be filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward- looking statements, and while the Company may elect to update these forward-looking statements at some point in the future, they assume no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise, unless required by applicable law. The Company does not give any assurance that the Company will achieve its expectations.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description
2.1*	Stock and Asset Purchase Agreement, dated as of August 27, 2025, by and among 2WR Holdco, LLC, 2WR of Georgia, Inc., urban-gro Architect Holdings, LLC, 2WR of Colorado, Inc., and 2WR of Mississippi, P.C.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URBAN-GRO, INC.

Date: September 2, 2025	By:	/s/ Bradley Nattrass
Bradley Nattrass
Chairperson of the Board of Directors and Chief Executive Officer

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